Exhibit 10(a)
AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
This Amendment No. 1 to Employment Agreement made as of 24th day of October, 2006, between DUSA Pharmaceuticals, Inc., a New Jersey corporation (“DUSA”) having principal offices at 25 Upton Drive, Wilmington, Massachusetts 01887, and Richard C. Christopher (“Christopher”), who resides at 31 Chester Street, Andover, Massachusetts 01810.
WHEREAS, the parties entered an Employment Agreement dated January 1, 2004 (the “Agreement”); and
WHEREAS, the parties wish to amend the Agreement to reflect certain changes.
NOW, THEREFORE, in consideration of the covenants and promises contained herein and in accordance with the terms and conditions set forth in this Amendment No. 1 to the Agreement, the parties mutually agree as follows:
1. Paragraph 1 of the Agreement shall be deleted and replaced with the following:
          Employment: DUSA hereby confirms Christopher’s employment and Christopher confirms his acceptance such employment as the Vice President, Finance and Chief Financial Officer nunc pro tunc from the date of his election to such position by the Board of Directors of DUSA. Christopher agrees to work on a full-time basis and to devote his best efforts and spend as much time and attention as is necessary to manage the financial affairs of DUSA for which he is responsible. Christopher shall report to the President and Chief Operating Officer of DUSA.
2. Paragraph 2 of the Agreement shall be deleted and replaced with the following:
     Duties and Responsibilities: Notwithstanding any language contained herein to the contrary, Christopher shall be responsible (by way of example and not by way of limitation) for:
     A. directing the fiscal functions of the corporation in accordance with generally accepted accounting principles issued by the Financial Accounting Standards Board, the Securities and Exchange Commission, other regulatory and advisory organizations and in accordance with financial management techniques and practices appropriate within the pharmaceutical industry and for public companies;
     B. serving as the DUSA Corporate Compliance Officer in the performance of duties normally associated with a company’s corporate compliance officer but the transfer of such responsibilities to another employee at any time, shall not affect Christopher’s compensation under this Agreement;
     C. supervision and oversight of the financial planning, modeling and analysis for DUSA, including but not limited to, the evaluation of business plans and/or opportunities and their impact on the financial results, the budget process, and financial system operations of DUSA;

     D. preparation and coordination of the annual budget and strategic plans;
     E. supervision , hiring and firing of department employees;
     F. participation in strategic planning, external corporate relationships and all financial management activities; and
     G. any additional employment responsibilities as deemed appropriate by the Board of Directors and DUSA’s senior management, from time to time.
     3. Paragraph 10B (i) of the Agreement shall be deleted and replaced with the following:
Termination of Employment:
     B. If Christopher’s employment is terminated by DUSA without cause, DUSA shall:
     (i) pay Christopher a severance allowance equivalent to twelve (12) months’ then current base salary, payable as a lump sum, within sixty (60) days following the date of such termination;
4. Except as expressly provided in this Amendment No.1, the Agreement shall remain unmodified and in full force and effect and is hereby ratified and confirmed. The execution, delivery, and effectiveness of this Amendment No. 1 shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of Christopher or DUSA.
IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 1 to Employment Agreement as of the date and year first stated above.

Attest:	DUSA PHARMACEUTICALS, INC.

	By:	/s/ Robert F. Doman

Robert F. Doman,
President and Chief Operating Officer

WITNESS:	EMPLOYEE:

/s/ Marianne Mullin		/s/ Richard C. Christopher

Richard C. Christopher